Exhibit 5.1

February 9, 2018

TETRA Technologies, Inc.

24955 Interstate 45 North

The Woodlands, Texas 77380

Re: Registration Statement on Form S-8 of 1,000,000 Shares of Common Stock of TETRA Technologies, Inc.

Ladies and Gentlemen:

We have acted as securities counsel for TETRA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which relates to the registration of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued by the Company pursuant to the TETRA Technologies, Inc. 2018 Inducement Restricted Stock Plan (the “Plan”).

As the basis for the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date; (iii) the Amended and Restated Bylaws of the Company, as amended to date; (iv) the form of the Plan attached as an exhibit to the Registration Statement; (v) certain resolutions of the Board of Directors of the Company; and (vi) such other documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for the purposes of the opinions contained herein.

In making the foregoing examination, we have assumed and have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the  Restated Certificate of Incorporation, Amended and Restated Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing and such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) following the due authorization of a particular award by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company as provided in and in

Haynes and Boone, LLP

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accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized, and (ii) upon issuance and delivery of such Shares from time to time pursuant to the terms of the Plan and any applicable award agreements, and upon receipt by the Company of lawful consideration therefor under Delaware law in accordance with the terms of the Plan and otherwise in accordance with the terms and conditions of the applicable award agreement, including, if applicable, the laps of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provide therein, such Shares will be validly issued, fully paid and non-assessable.

The foregoing is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported decisions interpreting these laws).  For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,
/s/ Haynes and Boone, LLP
Haynes and Boone, LLP